UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 16, 2021

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

New York	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TrustCo Bank Corp NY

Item 8.01.	Other Events

On February 16, 2021, TrustCo Bank Corp NY (“TrustCo”) issued a press release announcing that the Board of Directors plans to seek approval at TrustCo's 2021 annual shareholder meeting for a reverse stock split of TrustCo’s common stock at a ratio of 1 for 5, as determined by TrustCo’s Board of Directors, and to reduce the number of authorized shares of TrustCo’s common stock from 150,000,000 to 30,000,000 shares (the “Reverse Split Proposal”). Attached is a copy of the press release labeled as Exhibit 99(a).

Important Information about the Reverse Split Proposal

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to TrustCo’s shareholders at TrustCo’s 2021 annual meeting seeking approval of the Reverse Split Proposal. In connection with the Reverse Split Proposal, TrustCo plans to file a preliminary proxy statement on Schedule 14A with the SEC. Shareholders of TrustCo are urged to read the preliminary proxy statement and all other relelvant documents filed with the SEC when they become available, including TrustCo’s definitive proxy statement, because they will contain important information about the Reverse Split Proposal and TrustCo.

TrustCo shareholders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov., and may also obtain free copies of the documents filed with the SEC when available at TrustCo’s website, www.trustcobank.com.

TrustCo and its Board of Directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of TrustCo common stock in respect of the Reverse Split Proposal. Information about the directors and executive officers of TrustCo is set forth in TrustCo’s proxy statement for its 2020 annual meeting of shareholders, which was filed with the SEC on April 3, 2020, as supplemented by all documents filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Securities Exchange Act of 1934, as amended, on or after April 3, 2020. Investors may obtain additional information regarding the interest of TrustCo and its directors and executive officers in the Reverse Split Proposal by reading the preliminary proxy statement and the definitive proxy statement, when each document becomes available, relating to the 2021 annual meeting.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99(a)
Press release dated February 16, 2021 for the announcement that the Board of Directors plans to seek approval for a reverse stock split of TrustCo’s common stock and to reduce the number of authorized shares of common stock.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 16, 2021

TrustCo Bank Corp NY
(Registrant)

	By:	/s/ Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and
Chief Financial Officer